 Exhibit 99.1

RAPHAEL INDUSTRIES LTD. COMPLETES PUBLIC OFFERING

Reno, Nevada - (FSC – October 1, 2010) – Raphael Industries Ltd. (OTCBB:RPHA) announced that it has completed its public offering of 10,000,000 shares of common stock at $0.10 per share, thereby raising $1,000,000.